UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549
_____________________________________________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
______________________________________________________________________

Date of Report (Date of earliest event reported): February 26, 2018

BOSTON SCIENTIFIC CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	1-11083	04-2695240
(State or other	(Commission	(IRS employer
jurisdiction of	file number)	identification no.)
incorporation)

300 Boston Scientific Way, Marlborough, Massachusetts	01752-1234
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:   (508) 683-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 22, 2018, Boston Scientific Corporation (the “Company”) entered into an Underwriting Agreement, (as supplemented by the Terms Agreement, also dated February 22, 2018, the “Underwriting Agreement”), among the Company and Barclays Capital Inc., Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Inc. as representatives of the underwriters named in the Underwriting Agreement (the “Underwriters”), in connection with the Company’s previously announced pricing of $1.0 billion aggregate principal amount of senior notes. Pursuant to the Underwriting Agreement, the Underwriters agreed to purchase $1.0 billion aggregate principal amount of the Company’s 4.000% Senior Notes due 2028 (the “2028 Notes”) under the Company’s shelf registration statement. The Underwriting Agreement contains customary representations, warranties and agreements of the Company and customary conditions to closing, indemnification rights and obligations of the parties and termination provisions.

The 2028 Notes were issued pursuant to an indenture dated as of May 29, 2013 between the Company and U.S. Bank National Association, as trustee (the “Indenture”). The Indenture contains covenants that restrict the Company’s ability, with certain exceptions, to (i) merge or consolidate with another entity or transfer all or substantially all of its property and assets, and (ii) incur liens. These covenants are subject to important exceptions and qualifications, as described in the Indenture. The Indenture also provides for customary events of default.

The foregoing descriptions of the Underwriting Agreement, the Indenture and the 2028 Notes are summaries and are qualified in their entirety by reference to such documents, which are Exhibits 1.1, 4.1 and 4.2 to this Current Report on Form 8-K, respectively, and all of which are incorporated herein by reference.

ITEM 7.01     REGULATION FD DISCLOSURE

The Company issued a press release on February 26, 2018 a copy of which is furnished as Exhibit 99.1.

ITEM 8.01     OTHER EVENTS

On February 26, 2018, the Company completed the offering of the 2028 Notes under its shelf registration statement.  The net proceeds from the offering of the 2028 Notes, after deducting underwriting discounts and estimated offering expenses, were approximately $989 million.  The Company previously announced that it intends to use the net proceeds from the offering to redeem its 2.650% notes due October 2018, of which $600 million aggregate principal amount was outstanding as of the date hereof, and to repay short term debt and to pay related fees, expenses and premiums. Following the completion of the offering, the Company will provide the trustee with redemption notices to redeem all of the October 2018 notes.

ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits

Exhibit No.	Description (* documents filed or furnished with this report)

1.1*
Underwriting Agreement, dated February 22, 2018, as supplemented by the Terms Agreement, dated February 22, 2018, among Boston Scientific Corporation and Barclays Capital Inc., Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Inc., as representatives of the underwriters.

4.1
Indenture dated as of May 29, 2013, between Boston Scientific Corporation and U.S. Bank National Association, as trustee (filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-3 (Commission File No. 333-188918) filed on May 29, 2013 and incorporated herein by reference).

4.2*	4.000% Senior Note due 2028.

5.1*	Opinion dated February 26, 2018 of Shearman & Sterling LLP.

23.1*	Consent of Shearman & Sterling LLP (included in Exhibit 5.1).

99.1*	Press Release issued by Boston Scientific Corporation dated February 26, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 26, 2018	BOSTON SCIENTIFIC CORPORATION

		By:	/s/ Robert J. Castagna
Robert J. Castagna
Vice President and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Description (* documents filed or furnished with this report)

1.1*
Underwriting Agreement, dated February 22, 2018, as supplemented by the Terms Agreement, dated February 22, 2018, among Boston Scientific Corporation and Barclays Capital Inc., Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Inc., as representatives of the underwriters.

4.1
Indenture dated as of May 29, 2013, between Boston Scientific Corporation and U.S. Bank National Association, as trustee (filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-3 (Commission File No. 333-188918) filed on May 29, 2013 and incorporated herein by reference).

4.2*	4.000% Senior Note due 2028.

5.1*	Opinion dated February 26, 2018 of Shearman & Sterling LLP.

23.1*	Consent of Shearman & Sterling LLP (included in Exhibit 5.1).

99.1*	Press Release issued by Boston Scientific Corporation dated February 26, 2018.